Exhibit 99.1
Green Dot to Acquire Santa Barbara Tax Products Group - America’s Largest Consumer Tax Refund Transaction Processor

•	Expected to advance Green Dot’s position as the leading financial services company focused on Low and Moderate Income American Families

•	Expected to generate mid-teens percentage accretion to 2015 non-GAAP earnings per share, excluding synergies

•	Combination expected to provide higher consolidated margins, materially enhanced cash flow generation and significant business diversification
Pasadena, CA - September 18, 2014 - Green Dot Corporation (NYSE: GDOT) announced today that it entered into a definitive agreement to acquire Santa Barbara Tax Products Group (“TPG”) for approximately $320 million in cash and stock plus potential additional contingent consideration. Green Dot Corporation ("Green Dot" or the "Company") and its wholly-owned subsidiary bank, Green Dot Bank, are focused exclusively on serving Low and Moderate Income ("LMI") American families with modern, fair and feature-rich financial products and services, including prepaid cards, checking accounts and cash processing services distributed through a network of some 95,000 retail stores, neighborhood financial service centers, and via digital channels. Following the closing, the acquisition will greatly expand Green Dot’s reach into its core customer segment by adding tax refund processing services for millions of tax filers through distribution partnerships with many of America’s largest and best known tax preparation companies and thousands of independent tax preparers.
“We believe TPG is a great acquisition for our investors and the customers and business partners of both entities,” said Steve Streit, Founder, Chairman and Chief Executive Officer, Green Dot Corporation. “From a financial perspective, we expect the transaction to generate mid-teens percentage accretion to 2015 non-GAAP earnings per share1. Furthermore, the transaction is expected to expand Green Dot’s margins thereby enabling Green Dot to generate higher and more diversified earnings. Additionally, TPG’s robust cash flow model is expected to augment Green Dot’s already strong annual cash flows.”
Mr. Streit continued, “In addition to the expected economic benefits, we believe this acquisition is strategically compelling. The segment of consumers who utilize TPG’s services are highly correlated to Green Dot’s customer segment of LMI American families. As a point of reference, more than 50% of all tax refunds loaded to Green Dot’s prepaid cards in the most recent tax season were processed by TPG. Furthermore, in the same period, we believe the majority of tax refund dollars loaded to all prepaid cards industry-wide were processed through TPG. Given the strong correlation between customer segments, we believe that, over time, there is a significant revenue opportunity in bundling Green Dot’s award winning prepaid cards and checking accounts along with TPG’s industry leading consumer tax refund processing services.”
“TPG is known for treating its partners, customers and industry stakeholders with dedication, transparency, integrity and a mission to provide highly valuable and highly trusted processing and settlement services to the tax industry. Green Dot is the perfect match for our business since it too shares a mission of dedication and integrity towards its customers and business partners. Furthermore, we believe Green Dot’s industry-leading product suite, its award-winning technology capabilities, its strong financial resources, and its well-known and trusted national brand name will likely provide meaningful growth and long-term sustainability for our partners and for our business,” said Rich Turner, Founder and Executive Chairman, TPG.

1 Based on 2015 Thomson Reuters First Call consensus estimates. Please note that any projections of the Company's performance relative to First Call consensus estimates in this press release are for illustrative purposes only. Forecasts regarding the Company's performance made by analysts within the First Call consensus group are theirs alone and do not represent forecasts or predictions of the Company or its management. Green Dot does not by its reference to First Call consensus estimates imply its endorsement of or concurrence with such forecasts.

TPG - America’s Largest Consumer Tax Refund Transaction Processor
TPG is integrated as the tax refund processing and settlement engine for 4 out of the 6 leading consumer online and in-person tax preparation companies. Additionally, TPG’s services are integrated into the offerings of the nation’s leading tax software companies, which, together, enable TPG to serve nearly 25,000 independent tax preparers and accountants nationwide. In the most recent tax season, TPG processed approximately $32 billion in tax refunds on behalf of approximately 11 million U.S. tax filers. For the fiscal year ended June 30, 2014, TPG generated approximately $45 million of EBITDA.
Transaction Details
Green Dot has entered into a definitive agreement to acquire TPG for a closing purchase price of approximately $320 million in cash and stock. Green Dot expects to generate approximately $85 million of tax benefits from the transaction, bringing the net transaction value to approximately $235 million-or 5.2 times TPG’s FY 2014 EBITDA. Additionally, the transaction terms include a potential $80 million cash earn-out payable to TPG investors based on TPG meeting certain pre-determined performance targets over the next three years. Green Dot expects to fund the transaction with $55 million in cash from its balance sheet, $150 million in new bank debt, and approximately 6.133 million shares of Green Dot class A common stock. Post-closing, TPG investors will own, in the aggregate, approximately 10.5% of the fully diluted shares of the combined entity.
Green Dot provides annual guidance during its Q4 earnings call, typically held within the first two months of each calendar year. Accordingly, Green Dot will not be providing consolidated 2015 guidance until next year. However, for illustrative purposes only, based on 2015 Thomson Reuters First Call consensus estimates for Green Dot and without directly or indirectly endorsing or concurring with such forecasts, the transaction is expected to generate mid-teens percentage accretion to non-GAAP diluted earnings per share in 2015. The acquisition is expected to close within sixty days, subject to customary closing conditions. Additional details, including the financial impact to Green Dot’s full-year financial results and a revised full year outlook, may be found in a separate press release issued by Green Dot on September 18, 2014.
BofA Merrill Lynch acted as financial advisor to Green Dot and Gibson Dunn & Crutcher LLP provided legal counsel. William Blair acted as financial advisor for TPG and Willkie Farr & Gallagher provided legal counsel.
Conference Call
The Company will host a conference call to discuss the acquisition today, Thursday, September 18, 2014 at 8:30 a.m. ET. Hosting the call will be Steve Streit, Chairman and Chief Executive Officer, Grace Wang, Chief Financial Officer and members of Green Dot’s finance and corporate development team. The conference call can be accessed live over the phone by dialing (877) 300-8521, or (412) 317-6026 for international callers. A replay will be available approximately two hours after the call concludes and can be accessed by dialing (877) 870-5176 or (858) 384-5517 for international callers; the conference ID is 10052554. The replay of the webcast will be available until Thursday, September 25, 2014. The live call and the replay, along with supporting materials, can also be accessed through the Company's investor relations website at http://ir.greendot.com.
Forward-Looking Statements
This announcement contains forward-looking statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements include, among other things, statements regarding the potential benefits of the acquisition of TPG including its accretive impact on non-GAAP diluted earnings per share, the tax benefits expected to be derived therefrom, the potential for improved margins and cash generation, and its effects on the Company’s growth. Actual results may differ materially from those contained in the forward-looking statements contained in this announcement. The potential risks and uncertainties that could cause actual results to differ from those projected include, among other things, the businesses of the Company and TPG may not be combined successfully, or such combination may take longer, be more difficult, time-consuming or costly to accomplish than expected; the risk that the acquisition of TPG may not occur or that sales of TPG products will not be as high as anticipated; the expected growth opportunities or cost savings from the acquisition may not be fully realized or may take longer to realize than expected; customer losses and business disruption following the acquisition, including adverse effects on relationships with former employees of TPG, may be greater than expected; the risk that the Company may incur unanticipated or unknown losses or liabilities if it completes the acquisition of TPG; and the risk that legislative or regulatory changes, or changes in the way the existing legislation and regulations are interpreted or enforced, may adversely affect the business in which TPG is engaged. Additional factors, that could cause actual results to differ materially from those expressed in the forward-looking statements include the impact of the Company’s supply chain management efforts on its revenue growth, the timing and impact of revenue growth activities, the Company's dependence on revenues derived from Walmart and three other retail distributors, impact of competition, the Company's reliance on retail distributors for the promotion of its products and services, demand for the Company's new and existing products and services, continued and improving returns from the Company's investments in new growth initiatives, potential difficulties in integrating operations of acquired entities and acquired technologies, the Company's ability to operate in a highly regulated environment, changes to existing laws or regulations affecting the Company's operating methods or economics, the Company's reliance on third-party vendors, changes in credit card association or other network rules or standards, changes in card association and debit network fees or products or interchange rates, instances of fraud developments in the prepaid financial services industry that impact prepaid debit card usage generally, business interruption or systems failure, and the Company's involvement in litigation or investigations. These and other risks are discussed in greater detail in the Company's Securities and Exchange Commission filings, including its most recent annual report on Form 10-K and quarterly report on Form 10-Q, which are available on the Company's investor relations website at ir.greendot.com and on the SEC website at www.sec.gov. All information provided in this announcement is as of September 18, 2014, and the Company assumes no obligation to update this information as a result of future events or developments.
About Non-GAAP Financial Measures
To supplement the Company's consolidated financial statements presented in accordance with accounting principles generally accepted in the United States of America (GAAP), the Company uses measures of operating results that are adjusted to exclude net interest income; income tax expense; depreciation and amortization; employee stock-based compensation expense; and stock-based retailer incentive compensation expense. The non-GAAP financial measure included in this announcement, non-GAAP diluted earnings per share, is not calculated or presented in accordance with, and is not an alternative or substitute for, a financial measure prepared in accordance with GAAP, and should be read only in conjunction with the Company's financial measures prepared in accordance with GAAP. It may be different from similarly-titled non-GAAP financial measures used by other companies. The Company believes that the presentation of this non-GAAP financial measure provides useful information to management and investors regarding underlying trends in its consolidated financial condition and results of operations. The Company's management regularly uses this supplemental non-GAAP financial measure internally to understand, manage and evaluate the Company's business and make operating decisions. For additional information regarding the Company's use of non-GAAP financial measures and the items excluded by the Company from one or more of its historic and projected non-GAAP financial measures, investors are encouraged to review the reconciliations of the Company's historic and projected non-GAAP financial measures to the comparable GAAP financial measures, which can be found by clicking on “Financial Information” in the Investor Relations section of the Company's website at ir.greendot.com.
About Green Dot
Green Dot Corporation and its wholly owned subsidiary bank, Green Dot Bank, are focused exclusively on serving Low and Moderate Income American families with modern, fair and feature-rich financial products and services, including prepaid cards, checking accounts and cash processing services distributed through a network of some 95,000 retail stores, neighborhood financial service centers and via digital channels. The Company is headquartered in Pasadena, California with Green Dot Bank located in Provo, Utah.

About Santa Barbara Tax Products Group
Santa Barbara Tax Products Group (TPG) is located in San Diego, California and was established in 2010 upon the sale of the Santa Barbara Bank & Trust tax products division. Building on a legacy of nearly 20 years of industry leadership and superior customer support, TPG, in cooperation with its banking partners, provides fairly priced quality financial products which deliver true value and satisfy consumers’ needs. TPG offers tax-related financial products through a network of tax preparation franchises, independent tax professionals and online tax preparation providers.
Contacts
Investor Relations
Christopher Mammone, 626-765-2427
IR@greendot.com

Media Relations
Brian Ruby, 203-682-8286
Brian.Ruby@icrinc.com